UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant

Check the appropriate box:

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Rezolute, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REZOLUTE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
October 23, 2019
3:00 p.m. Pacific Time

To the Stockholders of Rezolute, Inc.:

The Special Meeting of the stockholders of Rezolute, Inc. (the “Special Meeting”), a Delaware corporation, will be held via a virtual meeting on Wednesday, October 23, 2019 at 3:00 p.m. Pacific Time. You may attend the Special Meeting, vote and submit a question during the Special Meeting by visiting [www.virtualshareholdermeeting.com/Rezolute2019]. The Special Meeting will be held for the following purposes:

(1)	To approve an amendment to our Certificate of Incorporation (the “Certificate of Incorporation”), to provide authority for the Company’s board of directors (the “Board of Directors” or “Board”) to subsequently effect a reverse stock split of our issued and outstanding shares of Common Stock, par value $0.001 (“Common Stock”), at a ratio ranging between 1-to-20 and 1-to-100, and to be effective upon a date on or prior to October 23, 2020, such ratio and date to be determined by the Board of Directors (the “Reverse Stock Split”).

(2)	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split (the “Adjournment Proposal”).

(3)	To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

All stockholders of record at the close of business on September 10, 2019 are entitled to notice of and to vote at such meeting. The date on which we anticipate this Proxy Statement and the accompanying proxy will be first sent or given to stockholders will be on or about September [●], 2019.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on Wednesday, October 23, 2019.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials by sending you a full set of proxy materials, including this Notice, the accompanying Proxy Statement and Proxy Card.

All stockholders are cordially invited to attend the Special Meeting virtually. If you attend the meeting virtually, you may withdraw your proxy and vote your shares at the meeting.

Your vote is extremely important. Whether or not you expect to attend the Special Meeting, please vote by mail, Internet or telephone as described in the enclosed proxy materials.

By order of the Board of Directors

/s/ Nevan Elam
Nevan Elam
Chief Executive Officer
Redwood City, California

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TABLE OF CONTENTS

PROPOSAL 1 REVERSE STOCK SPLIT	7

PROPOSAL 2 ADJOURNMENT PROPOSAL	13

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SPECIAL MEETING OF STOCKHOLDERS
to be held October 23, 2019

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of Rezolute, Inc., a Delaware corporation, which we refer to as “the Company,” “Rezolute,” “we,” “us,” or “our,” for use at the Special Meeting of Stockholders of the Company (the “Special Meeting”), to be held on Wednesday, October 23, 2019 at 3:00 p.m. Pacific Time, via a virtual meeting, and at any postponement or adjournment thereof. You may attend the Special Meeting, vote and submit a question during the Special Meeting by visiting [www.virtualshareholdermeeting.com/Rezolute2019]. If you plan to attend the Special Meeting, please follow the voting and registration instructions as outlined in this Proxy Statement.

All stockholders of record at the close of business on September 10, 2019 are entitled to notice of and to vote at such meeting. The date on which we anticipate that this Proxy Statement and the accompanying proxy will be first sent or given to stockholders will be on or about September [●], 2019.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Special Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Special Meeting, please see “Whom should I contact with other questions?” below.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice, and any other matters that properly come before the Special Meeting.

What is a proxy statement and what is a proxy?

A proxy statement is a document that we are required by law to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Special Meeting, and at any postponement or adjournment thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. You are invited to attend the Special Meeting virtually to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting virtually to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Special Meeting virtually, please submit your completed proxy card as soon as possible in order to ensure your representation at the Special Meeting and to minimize the cost to the Company of proxy solicitation.

How may I attend the meeting?

The Special Meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting virtually, vote their shares electronically during the meeting via the live audiocast, and may submit questions in advance of the meeting, by visiting www.proxyvote.com. We believe that holding our meeting completely online will enable greater participation and improved communication. Stockholders will need the digit control number included on their proxy card to enter the meeting and vote their shares at the meeting.

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Can I vote my shares at the meeting?

If you are a stockholder of record of our Common Stock, you may vote your shares at the meeting by going to www.proxyvote.com and using your digit control number included on your proxy card. Even if you currently plan to attend the meeting virtually, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee.

How can I submit questions for the Special Meeting?

You may submit questions prior to the meeting at www.proxyvote.com. Questions pertinent to matters to be acted upon at the Special Meeting as well as appropriate questions regarding the business and operations of the Company will be answered during the Special Meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

How do I give a proxy to vote my shares?

If you are a stockholder of record of our Common Stock as of the Record Date, you can give a proxy to be voted at the Special Meeting in any of the following ways:

●	over the telephone by calling a toll-free number;

●	electronically, via the internet; or

●	by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to our transfer agent before the Special Meeting.

What am I being asked to vote upon at the Special Meeting?

At the Special Meeting, you will be asked to:

•	Approve an amendment to our Amended Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio ranging between 1-to-20 and 1-to-100, and to be effective upon a date on or prior to October 23, 2020, such ratio and date of such split to be determined by the Company’s Board of Directors (the “Reverse Stock Split”);

•	Approve an adjournment of the Special Meeting (the “Adjournment Proposal”), if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal; and

•	Act upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

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Does the Board of Directors recommend voting in favor of the proposals?

Yes. The Board of Directors unanimously recommends that you vote your shares

•	“FOR” the Reverse Stock Split; and
•	“FOR” the Adjournment Proposal.

Who can vote at the Special Meeting?

Only our “stockholders of record” at the close of business on September 10, 2019 (the “Record Date”) will be entitled to vote at the Special Meeting. On the Record Date, there were [•] shares of our Common Stock outstanding and entitled to vote.

Beneficial Owners

If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being forwarded to you by that nominee. The nominee holding your account is considered the “stockholder of record” for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting virtually. However, since you are not the “stockholder of record,” you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

Brokers, banks or other nominees holding shares of record for their respective customers generally are not entitled to vote on the Reverse Stock Split Proposal and the Adjournment Proposal unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a nominee who has not received instructions from its customers on a particular matter. As used herein, “broker non-vote” means the votes that could have been cast on the matter by nominees with respect to uninstructed shares if the nominees had received instructions. The effect of proxies marked “abstain” as to any other proposal, and the effect of broker non-votes on each of the proposals, is discussed in each proposal below.

How many votes do I get?

Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon.

What are the voting requirements to approve the proposals?

Each proxy that is properly completed, signed and returned to Broadridge Financial Solutions, Inc. prior to the Special Meeting, and not revoked, will be voted in accordance with the instructions given in such proxy. Please see each proposal below for voting requirements applicable to each proposal.

What happens if I do not vote?

Please see each proposal below for the effect of not voting as well as the effect of withholdings, abstentions and broker non-votes.

What is the quorum requirement for the Special Meeting?

The presence in person via the Internet or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of Common Stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

For purposes of establishing a quorum, stockholders of record who are present at the Special Meeting in person via the Internet or by proxy and who abstain or withhold their vote, including brokers, dealers or other nominees holding shares of their respective customers of record who cause abstentions to be recorded at the Special Meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained).

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Could other matters be decided at the Special Meeting?

As of the date this Proxy Statement went to press, the Board of Directors did not know of any matters which will be brought before the Special Meeting other than those specifically set forth in the Notice hereof. However, if any other matter properly comes before the Special Meeting, it is intended that the proxies, or their substitutes, will vote on such matters in accordance with the instructions given in such proxy.

To request an additional proxy card, or if you have any questions about the Special Meeting or how to vote or revoke your proxy, you should contact:

Broadridge Financial Solutions, Inc.

51 Mercedes Way, Edgewood, New York 11717

Call toll free: (855) 325-6676

Where can I find voting results of the Special Meeting?

We will announce preliminary voting results with respect to each proposal at the Special Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Special Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Special Meeting and final voting results will be published once they are known by the Company.

Where can I find information about the Annual Report of the Company?

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2019 after the Company files this Annual Report with the SEC. Such report will be filed with the SEC and will be available on the SEC’s website at www.sec.gov, as well as the Company’s website at www.rezolutebio.com.

PROPOSAL 1

REVERSE STOCK SPLIT

Introduction

In order to increase our stock price in order to potentially register our securities for trading on the Nasdaq Capital Market, our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article V of the Certificate of Incorporation (such amendment as shown in Exhibit A) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio between 1-to-20 and 1-to-100 and effective upon a date on or prior to October 23, 2020, such ratio and effective date of such split to be determined by the Board (the “Reverse Stock Split”). The Board also recommended the Reverse Stock Split, in part, because the Board and management of the Company believe that the Company can improve the marketability and liquidity of its Common Stock, especially with institutional investors, if the share price of the Common Stock is increased to a price in excess of $4.00 per share.

Plans for Newly Available Shares of Common Stock Resulting from the Reverse Stock Split

In the event our stockholders approve the Reverse Stock Split there will be an increase in the number of authorized but unissued shares of our Common Stock. We currently do not have any plans, proposals or arrangements to issue any of the newly available shares of Common Stock resulting from the Reverse Stock Split for any purpose. As set forth in the introduction above, our main purpose for the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of the Nasdaq Capital Market. Outside of this purpose, we have no current plans to issue any of the newly available shares of Common Stock resulting from the Reverse Stock Split.

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Amendment to the Certificate of Incorporation

Assuming that stockholders vote in favor of Proposal 1 and that the Board subsequently effects the Reverse Stock Split, the following paragraph will be added to Article V of the Certificate of Incorporation:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Company, every [●] shares of the Company’s issued and outstanding Common Stock, par value $0.001 per share, shall, automatically and without any further action on the part of the Company or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.001 per share.”

Dilutive Effect

Following the effective time of the Reverse Stock Split, there will be an increase in the number of authorized but unissued shares of our Common Stock. Additional shares of Common Stock, if issued, will have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders. Each share of Common Stock will continue to entitle its owner to one vote.

When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. However, the issuance of such additional shares of Common Stock may be disadvantageous to current stockholders as (i) additional issuances would likely reduce per share dividends, if any, (ii) if such additional shares are issued at prices below what current stockholders’ paid for their shares, additional issuances may dilute the value of current stockholders’ shares and/or (iii) by reducing the percentage of equity of the Company owned by present stockholders, additional issuances would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of Common Stock and (iv) issuance of a material number of shares of Common Stock could create downward pressure on the per share price of the Common Stock, thereby diminishing the value of the stockholder’s shares of Common Stock.

Material Effects of the Proposed Reverse Stock Split

Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our Common Stock will be combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares, which number shall be equal to or greater than 20 and equal to or less than 100, of outstanding shares of our Common Stock, with the exact number within such range to be determined by the Board prior to the effective time of such amendment. In connection with the Reverse Stock Split, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

Even if stockholder approval of the Reverse Stock Split is obtained, the Board may never execute the Reverse Stock Split in its sole discretion if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Reverse Stock Split will not change the number of authorized shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect the proportionate voting power of any holder of Common Stock (subject to the treatment of fractional shares).

Based on our 293,320,891 shares of Common Stock outstanding as of September 5, 2019, the principal effect of the Reverse Stock Split will be that the number of shares of our Common Stock issued and outstanding will be reduced from 293,320,891 shares as of September 5, 2019 to a range of 14,666,045 (if a 1-for-20 ratio is chosen) to 2,933,209 shares (if a 1-for-100 ratio is chosen), depending on the exact exchange ratio chosen by the Board and without giving effect to our treatment of fractional shares described herein.

In determining which ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock;

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•	which ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The principal effects of the Reverse Stock Split will be as follows:

•	every 20 to 100 shares of Common Stock, as determined in the sole discretion of our Board, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the number of shares of Common Stock issued and outstanding will be reduced accordingly;

•	proportionate adjustments will be made to the per share exercise prices and/or the number of shares of Common Stock issuable upon exercise or conversion of stock options, warrants, and any other convertible or exchangeable securities, entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•	the Company will have available shares to conduct future equity financings;

•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

•	the number of shares of Common Stock available for future issuance will increase accordingly.

Possible Anti-Takeover Implications of the Reverse Stock Split

The issuance in the future of additional shares of our Common Stock made available by the Reverse Stock Split may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. While the Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy., an increase in the number of authorized but unissued shares of our Common Stock due to the Reverse Stock Split may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. Further, the ability to issue our shares of Common Stock at a lower price may afford the Company added flexibility to deter a potential takeover of the Company by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires at a very low par value. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock compared to the then-existing market price.

Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split

If stockholder approval is obtained to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and will implement the Reverse Stock Split on or before October 23, 2020. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern Time on the date specified in the amendment to the Certificate of Incorporation effecting the Reverse Stock Split as filed with the office of the Secretary of State of Delaware or such other time on that date as the Board may determine (the “Effective Time”). Except as explained above with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the ratio ranging between 1 for 20 and 1 for 100.

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After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Procedures for effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company’s stockholders approve the Reverse Stock Split and the Board determines that it is in the Company’s best interest to subsequently effect the Reverse Stock Split, the Reverse Stock Split would become effective at such time as the amendment to the Certificate of Incorporation, the form of which is attached as Exhibit A to this Proxy Statement, is filed with the Secretary of State of Delaware or such time and date as stated therein when filed.

As soon as practicable after the effective date of the Reverse Stock Split, the Company will notify its stockholders that the Reverse Stock Split has been implemented. VStock Transfer, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of our Common Stock will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares of our Common Stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the holders of the Company’s Common Stock. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of our Common Stock held by stockholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of our Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split. Stockholders whose shares of our Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders of Our Common Stock

Registered holders of shares of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of shares of our Common Stock, but generally have a statement reflecting the number of shares registered in their accounts. Stockholders that hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such stockholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Dissenters’ Rights

Our stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation in connection with the Reverse Stock Split.

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No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 520,000,000 authorized shares, of which 500,000,000 shares, par value $0.001 per share, are designated as Common Stock and 20,000,000 shares, par value $0.001 per share, are designated as preferred stock. The proposed Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the Delaware General Corporation Law (the “DGCL”). We cannot assure you that any dividends will be paid in the future on the shares of Common Stock. Any declaration and payment of future dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant.

Accounting Matters

Assuming that stockholders vote in favor of Proposal 1 and that the Board subsequently effects the Reverse Stock Split, the Reverse Stock Split will change the number of shares of Common Stock issued and outstanding. As a result, for financial statements issued on or after the effective time of the Reverse Stock Split, the stated capital attributable to the shares of our Common Stock on our balance sheet will be reduced proportionately based on the ratio chosen by the Board for the Reverse Stock Split to reflect the new number of shares outstanding, and the additional paid-in capital account will be increased by with the corresponding amount that the stated capital is reduced. The per share net income or loss amounts that were reported in periods before the effective time of the Reverse Stock Split will be restated to give effect to the Reverse Stock Split as if it had occurred at the beginning of each period.

Effect on Our Options and Warrants

If the Reverse Stock Split is effected, the number of shares of Common Stock issuable upon exercise of stock options (including shares reserved for issuance under the Company’s stock plans) and warrants will be proportionately adjusted by the applicable administrator, using the same ratio as the Reverse Stock Split, rounded up to the nearest whole share. In connection with the Reverse Stock Split, the Board or the applicable administrator will implement only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of Common Stock available for awards under the Company’s stock plans. In addition, the exercise price for each outstanding stock option and warrant would be increased in inverse proportion to the split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant would remain approximately and proportionally the same as the aggregate exercise price prior to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock, stock options and warrants.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Except where noted, this summary deals only with our Common Stock that is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon provisions of the Code, and United States Treasury Department regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with non-U.S., state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

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We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would qualify as a “tax-free recapitalization” under Section 368(a) of the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under Section 368(a) of the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split Common Stock generally will commence with the beginning of the holding period for the pre-split Common Stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding the characterization of the Reverse Stock Split for United States federal income tax purposes.

Certain Risks Associated with the Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of our shares of Common Stock. There are a number of risks associated with the Reverse Stock Split, including as follow:

•	The Board cannot predict the effect of the Reverse Stock Split upon the market price for our shares of Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. The Company had experienced a decline in its market price in its last reverse stock splits and may likely experience a similar decline in market price in relation to this Reverse Stock Split as well.

•	The Reverse Stock Split will dramatically reduce the number of issued and outstanding shares of Common Stock relative to the number of authorized shares of Common Stock, which is currently 500 million shares. A large number of available shares of Common Stock for future issuances could have adverse consequences.

•	The market price per share of Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. If the market price of our shares of Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•	The market price of our shares of Common Stock will also be affected by the Company’s performance and other factors, the effect of which the Board cannot predict.

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•	Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

•	If the Reverse Stock Split is effected and the market price of the shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the shares of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Vote Required

The affirmative vote of the holders of a majority of the outstanding voting shares (shares of our Common Stock) is required to enable the Board to subsequently amend the Certificate of Incorporation to effect the Reverse Stock Split. Failures to vote, broker non-votes and abstentions will be the equivalent of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REVERSE STOCK SPLIT.

PROPOSAL 2

ADJOURNMENT PROPOSAL

Introduction

If at the Special Meeting the number of shares of Common Stock present or represented and voting in favor of the Reverse Stock Split is insufficient to approve the Reverse Stock Split, management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Stock Split.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the stockholders approve the Adjournment Proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split has been received, we could adjourn, postpone or continue the Special Meeting without a vote on the Reverse Stock Split and seek to convince the holders of those shares to change their votes to votes in favor of the Reverse Stock Split or solicit additional stockholders to vote for the Reverse Stock Split

What vote is required to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the voting shares present in person or by proxy at the Special Meeting votes FOR the proposal. Accordingly, abstentions and broker non-votes, if any, will be counted as votes AGAINST the Adjournment Proposal. No proxy that is specifically marked AGAINST the Reverse Stock Split will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

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Why am I being asked to vote on the Adjournment Proposal?

The Board believes that if the number of shares present or represented at the Special Meeting and voting in favor of the Reverse Stock Split are insufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of September 5, 2019 (the “Determination Date”), regarding the ownership of our Common Stock by:

•	each person who is known by us to own more than 5% of our shares of Common Stock; and
•	each executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 293,320,891 shares of Common Stock outstanding as of the Determination Date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days through the exercise of any warrant, stock option, or other right. Shares subject to stock options and warrants that are exercisable within 60 days following the Determination Date, are deemed to be outstanding and beneficially owned by the holders of stock options and warrants for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

		Beneficial		Percent
Name of Beneficial Owner	Position with Company	Ownership		of Class

Stockholders in excess of 5%
Handok, Inc.	Stockholder	91,300,933		31.1%
Genexine, Inc.	Stockholder	91,300,933		31.1%
Directors and Executive Officers:
Young-Jin Kim	Chairman of the Board of Directors	-		0.0%
Young Chul Sung, Ph.D.	Director	-		0.0%
Nevan C. Elam	Chief Executive Officer and Director	8,975,771	(1)	3.0%
Sankaram Mantripragada, Ph.D.	Chief Scientific Officer	4,116,875	(2)	1.4%
Keith Vendola	Chief Financial Officer	958,333	(3)	0.3%
Directors and executive officers as a group (5 people)		14,050,979	(4)	4.6%

(1)	Consists of (i) 140,802 shares of our Common Stock, (ii) currently exercisable warrants for 140,802 shares of our Common Stock, and (iii) 8,694,167 shares of our Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the Determination Date.

(2)	Consists of (i) 1,000,000 shares of our Common Stock and (ii) 3,116,875 shares of our Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the Determination Date.

(3)	Consists of shares of our Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the Determination Date.

(4)	Consists of (i) 1,140,802 shares of our Common Stock that are either owned or beneficially owned by our directors and officers as discussed above, and (ii) an aggregate of 12,910,177 shares of our Common Stock issuable upon exercise of stock options and warrants that are exercisable within 60 days of the Determination Date.

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OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the proposals described above. Although the Board of Directors knows of no other matters to be presented at the Special Meeting, all proxies returned to us will be voted on any such matter in accordance with the judgment of the proxy holders.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

APPENDICES

Exhibit A Certificate of Amendment to Certificate of Incorporation of Rezolute, Inc.

Exhibit B Form of Proxy Card

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Exhibit A

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

REZOLUTE, INC.

Rezolute, Inc. (the “Company”), a Company duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify:

FIRST:  The amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at an annual meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

SECOND:  Article V of the Company’s Certificate of Incorporation is hereby amended by adding the following:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Company, every [●] shares of the Company’s issued and outstanding Common Stock, par value $0.001 per share, shall, automatically and without any further action on the part of the Company or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.001 per share (the “Reverse Stock Split”).

THIRD:  The foregoing amendment shall be effective on [●].

FOURTH:  Except as herein amended, the Company’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by a duly authorized officer on this [●] day of [●].

REZOLUTE, INC.

By:
Name: Keith Vendola
Title: Chief Financial Officer

Exhibit B

VOTE ON INTERNET Go to www.proxyvote.com.

VOTE BY PHONE
* SPECIMEN *	1-800-690-6903
1 MAIN STREET
ANYWHERE PA 99999-9999	VOTE BY MAIL
Mark, sign and date your consent and return it in the envelope we have provided to 51 Mercedes Way, Edgewood, NY 11717.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders - Rezolute, Inc.

DETACH CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2

(1)	To provide authority for the Company's Board of Directors to subsequently approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.001 (“Common Stock”), at a ratio between 1-to-20 and 1-to-100, and to be effective upon a date on or prior to October 23, 2020, such ratio and date to be determined by the Company’s board of directors (the “Reverse Stock Split”);

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(2)	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

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* SPECIMEN *